UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

HEARTBEAM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41060	47-4881450
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2118 Walsh Avenue, Suite 210
Santa Clara, CA 95050

(Address of principal executive offices)

Telephone: 408-899-4443

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001per share	BEAT	NASDAQ Capital Market
Warrants, each whole Warrant exercisable for one Common Stock at an exercise price of $ 6 per share	BEATW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

On November 10, 2021, the Registration Statement on Form S-1 (File No. 333-259358) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of HeartBeam, Inc. (the “Company”) was declared effective by the U.S. Securities and Exchange Commission.

On November 15, 2021, the Company consummated the IPO of 2,750,000 units (the “Units”), with each Unit consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”) and one warrant (the “Firm Warrants”) to purchase Common Stock at a combined public offering price of $6 per Unit. The Common Stock and the Firm Warrants were immediately separable and issued separately but were purchased together in the Offering. The Firm Warrants will have a per share exercise price of $6.00 and are exercisable immediately.

Pursuant to the Underwriting Agreement dated as of November 10, 2021 between the Company and The Benchmark LLC (the “Underwriter”) the Company granted (1) the Underwriter a 30-day option to purchase up to an additional 412,500 shares of our Common Stock and/or Firm Warrants to cover over-allotments; and (2) Representative’s warrants to purchase up to 221,375 shares of Common Stock (the “Representative’s Warrants”, together with the Firm Warrants, the “Warrants”). On November 11, 2021, the Underwriter exercised its Over-Allotment option in respect of 412,500 Firm Warrants. The Warrants will expire five years from the date of issuance. The Warrants will be issued pursuant to a warrant agency agreement entered into by and between the Company and VStock Transfer, LLC, as warrant agent.

The Common Stock and the Warrants have been approved to list on the Nasdaq Capital Market under the symbols BEAT and BEATW, respectively, and began trading on November 11, 2021.

Further, in connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Registration Statement and/or are filed herewith:

1.	Underwriting Agreement, which contains customary representations and warranties by the Company, conditions to closing, and indemnification obligations of the Company and the underwriters and including “lock-up” agreements where the Company, each director and executive officer of the Company have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days from the commencement of sale under the final prospectus relating to the IPO; AND

2.	Warrant Agency Agreement, dated as of November 15, 2021 between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agreement”), which sets forth the expiration and exercise price of and procedure for exercising the Warrants; provisions relating to redemption of the Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

The Company received $14,938,795 in net proceeds from the Offering after deducting the underwriting discount and commission and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from this offering general working capital and other corporate purposes.

The foregoing description of the Underwriting Agreement, the Firm Warrant and the Warrant Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and form of Warrant Agency Agreement, which are filed as Exhibit 1.1 and 4.14 hereto, respectively, and are incorporated herein by reference. The foregoing description of the Representative’s Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Representative’s Warrants which is filed as Exhibit 4.13 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday November 12, 2021, the Company granted to (1) John Hunt the Company’s Executive Vice President and Chief Business Officer, 87,000 options (the “Hunt Options”) to purchase shares of Common Stock and to (2) George de Urioste, one of the Company’s directors of the board of directors, 44,000 options (the “de Urioste Options”, together with the Hunt Options, the “Options”), to purchase shares of Common Stock, each pursuant to the Company’s 2015 Equity Incentive Plan at the fair market value on November 12th, the $4.25 per share closing price on the Nasdaq. The Options vest over 48 months, with a one year cliff for the Hunt Options and shall be subject to a vesting, acceleration on change of control events as defined in the Options.

Item 8.01 Other Events.

On November 10, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

On November 17, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

1.1*	Underwriting Agreement, by and between HeartBeam, Inc. and The Benchmark Company
4.13	Form of Representative’s Warrant (incorporated herein by reference to Exhibit 4.13 to the Form S-1 filed with the SEC on November 8, 2021)
4.14*	Warrant Agency Agreement by and between HeartBeam, Inc. and VStock Transfer, LLC including Warrants
99.1*	Press Release dated November 10, 2021.
99.2*	Press Release dated November 17, 2021

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTBEAM, INC.

Dated: November 17, 2021	By:	/s/ Branislav Vajdic
Branislav Vajdic Chief Executive Officer

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